Exhibit 99.3

OUTERWALL INC. DECLARES QUARTERLY DIVIDEND

BELLEVUE, Wash. – February 4, 2016 – Outerwall Inc. (Nasdaq: OUTR) today announced that on February 3, 2016, its board of directors declared a quarterly dividend of $0.30 per share of common stock. The dividend is expected to be paid on March 29, 2016, to stockholders of record at the close of business on March 15, 2016. The declaration and payment of future dividends will be subject to the board’s approval.

ABOUT OUTERWALL INC.

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. The company delivers breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland. Learn more at www.outerwall.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “will,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Outerwall Inc.’s anticipated growth and future operating results, including 2016 full year results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Outerwall Inc. or its subsidiaries, as well as from risks and uncertainties beyond Outerwall Inc.’s control. Such risks and uncertainties include, but are not limited to,

•	competition from other entertainment providers,

•	the ability to achieve the strategic and financial objectives for our entry into new businesses, including ecoATM and Gazelle,

•	the timing of the release slate and the relative attractiveness of titles in a particular quarter or year,

•	our ability to repurchase stock and the availability of an open trading window,

•	our declaration and payment of dividends, including our board’s discretion to change the dividend policy,

•	the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers,

•	payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers,

•	the timing of new DVD releases and the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, or in sufficient quantity, for home entertainment viewing,

•	the effective management of our content library,

•	the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands,

•	loss of key personnel or the inability of replacements to quickly and successfully perform in those new roles,

•	the ability to generate sufficient cash flow to timely and fully service indebtedness and adhere to certain covenants and restrictions,

•	the ability to adequately protect our intellectual property, and

•	the application of substantial federal, state, local and foreign laws and regulations specific to our business.

The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall Inc.’s expectations as of the date of this press release. Outerwall Inc. undertakes no obligation to update the information provided herein.

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Investor Contact:

Rosemary Moothart

Director, Investor Relations

425-943-8140

rosemary.moothart@outerwall.com

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